UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Avatar Ventures Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-147037
(Commission File Number)

45-1689814
 (IRS Employer Identification No.)

27281 Las Ramblas, Suite 200
Mission Viejo, California 92691
 (Address of principal executive offices)(Zip Code)

(949) 420-3100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2012, Avatar Ventures Corp. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Jack Stevenson, then the Company’s President and a Director.  Under the Settlement Agreement, the Company paid $10,000 to Mr. Stevenson, who resigned on March 5, 2012 as the Company’s President and a Director for personal reasons, and the Company and Mr. Steven released each other from any claims in connection with Mr. Stevenson being an officer or director of, or otherwise affiliated with, the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, Jack Stevenson resigned as President and a Director of the Company.   On March 5, 2012, Voltaire Gomez, was appointed President and a member of the Board of Directors of the Company.

Mr. Gomez, age 40, is a consultant to broker dealers and transfer agencies.  He was employed by West Coast Stock Transfer and by Word Trade Financial Corporation from September 2009 until May 2010, where he served senior management and compliance, overseeing all trading and day to day operations.  Mr. Gomez performed the same job duties from March 2007 until September 2009 as an employee of Island Stock Transfer and of Spartan Securities Group, Ltd.  Mr. Gomez attended Southern California Military Academy and Saint John’s. He also attended Universidad Autonoma de Baja California in Tijuana and Paris, France, graduating with an international business degree. Mr. Gomez has been a market maker running domestic and foreign trading desks, trading equities, equity options and fixed income securities. He moved to senior management and compliance, overseeing all trading and day to day operations of broker dealers and transfer agencies. He recently sat on a consulting firm advisory committee for broker dealers and transfer agencies across the United States.

There are no transactions during the last two years, or proposed transactions, to which the Company was or is a party, in which Mr. Gomez had or is to have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Settlement Agreement and Mutual Release, dated March 2, 2012, by and between Avatar Ventures Corp. and Jack Stevenson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Ventures Corp.
(Registrant)

/Date: March 14, 2012	By: /s/ Voltaire Gomez
Name: Voltaire Gomez
Title: President

EXHIBIT INDEX

Exhibit	Description
10.1	Settlement Agreement and Mutual Release, dated March 2, 2012, by and between Avatar Ventures Corp. and Jack Stevenson.

EXHIBIT 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release is entered into and effective this 5th day of March, 2012, by and between Avatar Ventures Corp., a Nevada corporation (the “Company”), and Jack Stevenson (“Stevenson”), as follows:

Recitals

A.  Stevenson was appointed President and a Director of the Company on April 1, 2011.

B.  Stevenson desires to resign as President and a Director for personal reasons.

C. Both Stevenson and the Company desire to be released of any possible claims against the other in connection with Stevenson being President and a Director of the Company, and in connection therewith, the parties discussed and negotiated the terms of the settlement set forth in this Agreement.

Agreement

In consideration of the foregoing recitals and for other good and valuable consideration, the parties hereby agree as follows:

1. Mutual Release.  The Company, along with its successors, assigns and related entities and persons, hereby irrevocably and unconditionally waives, releases and forever discharges Stevenson, and each of his successors and assigns, of and from any and all claims, grievances, actions, causes of action, rights, demands, damages, liabilities, obligations, promises, controversies, accountings and expenses of whatsoever nature and kind, whether known or unknown, related in any way to Stevenson being an officer or director of the Company, or his affiliation or relationship to the Company.  In turn, Stevenson, along with his successors, assigns and related entities and persons, hereby irrevocably and unconditionally waives, releases and forever discharges the Company and all related, parent, subsidiary, or affiliated organizations persons, and each of its respective partners, directors, shareholders, officers, agents, representatives, attorneys, accountants, and employees, past and present, and each of their successors and assigns, of and from any and all claims, grievances, actions, causes of action, rights, demands, damages, liabilities, obligations, promises, controversies, accountings and expenses of whatsoever nature and kind, whether known or unknown, related in any way to Stevenson being an officer or director of the Company, or his relationship or affiliation with the Company.

2.  Resignation of Stevenson.  Stevenson shall resign as President, a Director and all other offices he may hold as an officer or director of the Company.  In connection with such resignation, Stevenson acknowledges that he has no disagreement with the Company in connection with his resignation.

3.  Payment to Stevenson.  The Company shall pay Stevenson $10,000.

4. No Liability.  This Agreement shall not be construed as an admission of liability by any party.

5. Breach and Enforcement.  A breach of any of the terms of this Agreement shall entitle the aggrieved party to sue for breach of this Agreement. In the event it is necessary for either party or their authorized representative, successor or assign to institute suit for breach of this Agreement, the prevailing party in such suit or proceeding shall be entitled to recovery of its reasonable costs and attorneys’ fees, in addition to damages and equitable relief arising from the breach.

6. Complete Agreement.  This Agreement represents and contains the entire understanding between the parties in connection with the subject matter of this Agreement. It is expressly acknowledged and recognized by the parties to this Agreement that there are no oral agreements, understandings or representations between the parties other than those contained in this document, and any such prior agreements are specifically terminated.

7. Amendment and Waiver.  Neither this Agreement nor any of the provisions herein may be changed, altered, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8. Counterparts.  This Agreement may be executed in any number of counterparts by original signature, facsimile or scanned e-mail attachment, all of which together shall constitute one Agreement, and any party hereto may execute this Agreement by executing any such counterpart.

9. Headings.  Headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AVATAR VENTURES CORP. By: /s/ Zhen Chen Name: Zhen Chen Title: Chief Executive Officer
/s/ Jack Stevenson Jack Stevenson, individually